Exhibit 99.1

Release Time:	4:00 p.m. CT
Contact for Bank of the Ozarks, Inc.:	Susan Blair (501) 978-2217
Contact for C1 Financial, Inc.:	Trevor Burgess (727) 456-5808
Date:	November 9, 2015

NEWS RELEASE

Bank of the Ozarks, Inc. and C1 Financial, Inc.

Enter into Definitive Merger Agreement

LITTLE ROCK, ARKANSAS/ST. PETERSBURG, FLORIDA – Bank of the Ozarks, Inc. (NASDAQ: OZRK) and C1 Financial, Inc. (NYSE: BNK) jointly announced today the signing of a definitive agreement and plan of merger (“Agreement”) whereby Bank of the Ozarks, Inc. (“OZRK”) will acquire C1 Financial, Inc. (“C1”) and its wholly-owned bank subsidiary, C1 Bank, in an all-stock transaction valued at approximately $402.5 million, or approximately $25.00 per C1 share, subject to potential adjustments as described in the Agreement. Closing of the transaction is expected to be immediately accretive to OZRK’s book value per common share and its tangible book value per common share. The transaction is expected to be accretive to OZRK’s diluted earnings per common share by $0.02 to $0.04, including transaction costs, for the first twelve months after the transaction closes and by $0.07 to $0.10 for the second twelve months.

C1, headquartered in St. Petersburg, Florida, operates 32 Florida banking offices on the west coast of Florida and in Miami-Dade and Orange Counties. The majority of the offices are located in Florida’s top six metropolitan markets. At September 30, 2015, C1 had approximately $1.7 billion of total assets, $1.4 billion of loans and $1.3 billion of deposits.

Trevor Burgess, President and Chief Executive Officer of C1 and founder of C1 Bank, was named American Banker’s Community Banker of the Year in 2014 and is recognized nationally for leadership in banking innovation. Upon closing of the transaction, Burgess will serve as Chief Innovation Officer of OZRK and President of its Florida operations. Burgess is expected to be nominated at a future annual meeting of shareholders for membership on the OZRK board of directors as part of a group of C-level officers who rotate from year to year on the board.

Burgess stated, “We are excited to have found a new partner in Bank of the Ozarks, which shares our passions for the entrepreneur, for first class service, and for making a fundamental difference in our communities. Together, with an expanded product set and increased firepower, we will be able to serve an even broader array of businesses and families in the state of Florida. In my role as Chief Innovation Officer, I will have an opportunity to integrate the technology we incubated in C1 Labs and develop new technology applications on a national scale. We believe this transaction is an excellent opportunity for our shareholders.”

George Gleason, Chairman and Chief Executive Officer of Bank of the Ozarks, Inc. and American Banker’s Community Banker of the Year in 2010, commented, “We are very pleased to announce the acquisition of C1 Bank, a premier community bank in Florida. This acquisition provides us with 32 additional offices in Florida, including entry into the Miami, Orlando and Cape Coral-Ft. Myers markets and significantly expands our existing 10-office Florida presence. The addition of these branches in some of Florida’s best high growth, deposit-rich markets is very attractive to us, but of equal value is the skilled and dedicated team at C1 Bank. The C1 team’s entrepreneurial spirit and proven track record of growth, technology and innovation provide important elements for our combined companies as we strive to continue to be an industry leader in providing best-of-class customer experiences and operational efficiencies.”

Under the terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, each holder of outstanding shares of common stock of C1 will receive shares of common stock of OZRK. The number of OZRK shares to be issued will be determined based on OZRK’s ten day average closing stock price as of the second business day prior to the closing date, subject to a minimum and maximum price of $39.79 to $66.31, respectively. The consideration payable to C1 shareholders is subject to downward adjustment if the net book value of C1 at the time of the merger is below a specified level and is subject to an upward adjustment if certain loans of C1 are sold at a price above a specified amount. These potential adjustments are not expected to result in any material change to the consideration payable and are described in the Agreement.

Upon the closing of the transaction, C1 will merge into OZRK and C1 Bank will merge into OZRK’s wholly-owned bank subsidiary, Bank of the Ozarks. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and approval by C1 shareholders. The transaction is expected to close late in the first quarter of 2016 or early in the second quarter of 2016.

This transaction will be OZRK’s fifteenth acquisition since March, 2010. On October 19, 2015 OZRK announced a definitive agreement and plan of merger with Community & Southern Holdings, Inc. of Atlanta, Georgia which is also expected to close late in the first quarter of 2016 or early in the second quarter of 2016.

In addition to the information contained within this announcement, an Investor Presentation containing additional information regarding this transaction has been posted on OZRK’s website www.bankozarks.com under “Investor Relations” and on C1’s website at www.c1bank.com under “Investor Relations.”

C1 was advised by Sandler O’Neill + Partners, L.P. as financial advisor and Davis Polk & Wardwell LLP and Shutts & Bowen LLP as legal counsel. OZRK was represented by the law firm of Kutak Rock LLP.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. is a bank holding company with $9.3 billion in total assets as of September 30, 2015 and trades on the NASDAQ Global Select Market under the symbol “OZRK.” OZRK owns a state-chartered subsidiary bank that conducts banking operations through 174 offices in Arkansas, Georgia, North Carolina, Texas, Florida, Alabama, South Carolina, New York and California. OZRK may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. OZRK’s website is: www.bankozarks.com.

ABOUT C1 FINANCIAL, INC.

C1 Financial is based in St. Petersburg, Florida and operates 31 banking centers and one loan production office on the west coast of Florida and in Miami-Dade and Orange Counties. As of December 31, 2014, C1 was the 18th largest bank headquartered in the state of Florida by assets and the 16th largest by equity, having grown both organically and through acquisitions, and was the sixth fastest-growing bank in the country as measured by asset growth for the five-year period ending June 30, 2014. Additional information is available at www.c1bank.com.

ADDITIONAL INFORMATION

This communication is being made in respect of the proposed merger transaction involving Bank of the Ozarks, Inc. (“OZRK”) and C1 Financial, Inc. (“C1”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed merger, OZRK will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of C1 and a prospectus of OZRK. OZRK and C1 also plan to file other documents with the SEC regarding the proposed merger transaction and a definitive proxy statement/prospectus will be mailed to shareholders of C1. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about OZRK and C1 will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from OZRK’s website at http://www.bankozarks.com under the Investor Relations tab (in the case of documents filed by OZRK) and on C1’s website at https://www.c1bank.com (in the case of documents filed by C1).

OZRK and C1, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of C1 in respect of the proposed merger transaction. Certain information about the directors and executive officers of OZRK is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on March 25, 2015. Certain information about the directors and executive officers of C1 is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 20, 2015, its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on March 10, 2015, and its Current Reports on Form 8-K, which were filed with the SEC on July 1, 2015 and September 14, 2015. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about OZRK and C1 that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between OZRK and C1, the proposed impact of the merger on OZRK’s financial results, including any expected increase in OZRK’s book value and tangible book value per common share and any expected increase in diluted earnings per common share, acceptance by C1’s customers of OZRK’s products and services, the opportunities to enhance market share in certain markets, market acceptance of OZRK generally in new markets, and the integration of C1’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about OZRK and C1. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of shareholder approval, the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of C1’s operations with those of OZRK will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); dilution caused by OZRK’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the diversion of management time on transaction related issues; general competitive, economic, political and market conditions and fluctuations; changes in the regulatory environment; changes in the economy affecting real estate values; C1’s ability to achieve loan and deposit growth; projected population and income growth in C1’s targeted market areas; volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans; and the other factors described in OZRK’s Annual Report on Form 10-K for the fiscal year ended

December 31, 2014 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC, or described in C1’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its most recent Quarterly Reports on Form 10-Q filed with the SEC. OZRK and C1 assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

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